UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2017
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 25, 2017, DSW Inc. (the “Company”) entered into a credit agreement (the "Credit Agreement") among the Company, as the lead borrower, certain of its Canadian subsidiaries that may become borrowers thereunder, the Company’s domestic subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders (the "Agent"). All capitalized terms not otherwise defined herein are as defined in the Credit Agreement.
The Credit Agreement provides for a senior unsecured $300 million revolving credit facility, which may be increased by up to an amount not to exceed $100 million without the consent of lenders, so long as there is no event of default or potential default as defined in the Credit Agreement (the “Credit Facility”). The Credit Agreement provides for swing loans of up to $15 million, the issuance of standby or commercial letters of credit of up to $50 million, and the issuance of loans or letters of credit denominated in an optional currency in an amount not to exceed the Dollar Equivalent of $75 million. Proceeds of the loans under the Credit Facility may be used to refinance existing indebtedness, for working capital, and for general corporate purposes including letters of credit, investments, repurchases and/or dividends in respect of the Company's stock, capital expenditures, and to make permitted acquisitions.

Revolving loans bear interest under the Credit Agreement at the Company’s option under: (A) a base rate option at a rate per annum equal to the highest of (i) the overnight bank funding rate plus 0.5%, (ii) the Agent’s prime rate, and (iii) the Daily LIBOR Rate plus 1.0%, plus in each instance an applicable margin based upon the Leverage Ratio; or (B) a Euro-Rate option calculated on an actual/360 day basis, with advances available for periods of one, two, three, or six month periods, with Euro-Rate pricing being adjusted for any statutory reserves plus in each instance an applicable margin based upon the Leverage Ratio. Swing loans bear interest under the base rate option.

The Credit Agreement matures on August 25, 2022, and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties and covenants that the Company considers customary for such facilities.

The financial covenants in the Credit Agreement include a minimum fixed charge coverage ratio and a maximum leverage ratio. As of the end of each fiscal quarter, for the four fiscal quarters then ended, the Fixed Charge Coverage Ratio may not be less than 1.75 to 1.0 as of the end of each fiscal quarter ending on or before February 2, 2020, with a step-up to 2.00 to 1.0 as of the end of each fiscal quarter ending on or after May 2, 2020. In addition, as of the end of each fiscal quarter, for the four fiscal quarters then ended, the Leverage Ratio may not exceed 3.25 to 1.0, with a temporary increase to 3.50 to 1.0 at the election of the Company following an acquisition, subject to certain conditions. The Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The Credit Agreement contains customary events of default, including without limitation events of default based on payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.
On August 25, 2017 upon execution of the Credit Agreement, the Company refinanced the amounts under, and terminated an existing credit agreement, dated August 2, 2013, among the Company and DSW Shoe Warehouse Inc. as borrowers, and PNC Bank, National Association, as the lender (“Former Credit Agreement”). The Former Credit Agreement provided for a revolving credit facility of up to $100 million and was secured by a lien on substantially all of the Company’s personal property and assets, and its subsidiaries with certain exclusions. The Former Credit Agreement would have expired on July 31, 2018. In connection with the termination of the Former Credit Agreement, upon execution of the Credit Agreement, the Company refinanced the amounts under, and terminated that certain Letter of Credit Agreement, dated August 2, 2013, as amended, between the Company as borrower and Wells Fargo Bank, National Association, as issuer. The Letter of Credit Agreement provided for the issuance of letters of credit up to $50 million, and would have expired on August 2, 2018.

The foregoing is intended only to be a summary of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated August 25, 2017, among DSW Inc., as the lead borrower, certain of its Canadian subsidiaries that may become borrowers thereunder, the Company’s domestic subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ William L. Jordan
William L. Jordan
Executive Vice President and Chief Administrative Officer

Date:	August 25, 2017

EXHIBIT INDEX

Exhibit No.                Description

10.1    Credit Agreement, dated August 25, 2017, among DSW Inc., as the lead borrower, certain of its Canadian subsidiaries that may become borrowers thereunder, the Company’s domestic subsidiaries as guarantors, the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders.